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                                                                    EXHIBIT 3.99

                             ARTICLES OF INCORPORATION

                                        OF

                            JAMES L. O'QUINN, M.D., P.C.

                                    ARTICLE I

     The name of the corporation is James L. O'Quinn, M.D., P.C.

                                    ARTICLE II

     The corporation elects to be created and operated pursuant to the Georgia Professional Corporation Act and shall have perpetual duration.

                                   ARTICLE III

     The purposes for which the corporation is organized are the practice of medicine and all related fields thereto.

                                    ARTICLE IV

     The total number of shares of stock, which the corporation shall have authority to issue is 1,000 with no par value.

                                    ARTICLE V

     The corporation will not commence business until a minimum of Five Hundred and No/100ths Dollars ($500.00) has been received for the issuance of shares.

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                                   ARTICLE VI

     The changes made by these Articles of Amendment shall be effective upon the filing of these Articles of Amendment with the Secretary of State of the State of Georgia.

                                   ARTICLE VII

     A request for publication of a notice of intent to file articles of amendment which change the name of the Corporation and payment therefor have been made as required by Section 14-2-1006, 1(b) of the Official Code of Georgia.

     IN WITNESS WHEREOF, these Articles of Amendment have been executed by the undersigned this 28 day of June, 2002.

/s/ MARY H. O'QUINN                         /s/ JAMES L. O'QUINN, M.D., P.C
----------------------                      -------------------------------
BY: MARY H. O'QUINN                         BY: JAMES L. O'QUINN
AS ITS: SECRETARY                           AS ITS: PRESIDENT


                                                                          [SEAL]

                                     [SEAL]

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                              ARTICLES OF AMENDMENT

                                       OF

                          JAMES L. O'QUINN, M.D., P.C.
                      (A GEORGIA PROFESSIONAL CORPORATION)

                                    ARTICLE I


The name of the corporation is JAMES L. O'QUINN, M.D.,P.C. (the "Corporation")

                                   ARTICLE II


Article I of the Articles of Incorporation is amended to state as follows:

     The name of the Corporation is O'QUINN MEDICAL PATHOLOGY ASSOCIATION, INC.

                                   ARTICLE III

Article II of the Articles of Incorporation is amended to state as follows:

     The Corporation elects to be governed by the Georgia Business Corporation Code.

                                   ARTICLE IV

Article IX of the Articles of Incorporation is deleted in its entirety.

                                    ARTICLE V


     Pursuant to Section 14-2-1003 of the Official Code of Georgia, each amendment described above has been duly adopted and approved by the Board of Directors and the Shareholders of the Corporation as of the date of filing of these Articles of Amendment.

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                                    ARTICLE VI

     The registered office of the corporation in the State of Georgia is to be located at 3651 Wheeler Road, Augusta, Richmond County, Georgia, 30909. Its registered agent at such address is Dr. James L. O'Quinn. His consent to serve is attached hereto.

                                    ARTICLE VII

     The initial Board of Directors shall consist of two (2) members who shall be:

          James L. O'Quinn
          3651 Wheeler Road
          Augusta, Georgia 30909

          Judith A. O'Quinn
          3651 Wheeler Road
          Augusta, Georgia 30909

                                    ARTICLE VIII

     The name and mailing address of the incorporator is:

          James L. O'Quinn
          3651 Wheeler Road
          Augusta, Georgia 30909

                                      ARTICLE IX

     The corporation shall have and exercise all the powers conferred by the laws of the State of Georgia upon professional corporations formed under the laws of such state.

     Dated this 26th day of October, 1977.

                                           /s/ James L. O'Quinn
                                           --------------------------
                                               James L. O'Quinn
                                                 Incorporator